CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to the Registration Statement of Sylios Corp of my report dated April 11, 2019 (except for paragraphs 14, 15, and 16 of Note 1, as to which the date is May 15, 2019), appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the Firm under the headings “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
May 15, 2019